Exhibit 99.2

VROOM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 1, 2022, Vroom, Inc. (the “Company”) completed the acquisition of Unitas Holdings Corp. ("UHC"), now known as Vroom Finance Corporation, a Delaware corporation, including its wholly owned subsidiaries United Auto Credit Corporation ("UACC") and United PanAm Financial Corp. ("UPFC"), the direct parent of United Auto Credit Corporation and now known as Vroom Automotive Financial Corporation (the "Acquisition"). Unitas Holdings Corp., United PanAm Financial Corp. and United Auto Credit Corporation, as well as their other subsidiaries, are now wholly owned subsidiaries of the Company.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and adjusted to give effect to the Acquisition. The unaudited pro forma combined financial information combines the Company’s financial statements with UPFC’s financial statements. There were no material differences between UPFC and UHC as the stand-alone financial statements of UHC are not material. The unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of the Company and UPFC. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 give effect to the Acquisition as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the unaudited historical condensed consolidated statements of operations of the Company for the six months ended June 30,2022 and UPFC for the month ended January 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the audited historical consolidated statements of operations of the Company and UPFC.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the Acquisition occurred on the dates indicated nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma condensed combined financial information based on available information using certain assumptions that it believes are reasonable. As a result, the actual results reported by the combined company in periods following the Acquisition may differ significantly from this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not reflect any cost savings, or operating synergies resulting from the Acquisition or the cost necessary to achieve cost savings, or operating synergies or other costs relating to the integration of the two companies.

The unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with:

•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the separate unaudited condensed consolidated financial statements and the accompanying notes of the Company as of and for the six months ended June 30, 2022, as contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022, filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2022;

•
the separate consolidated financial statements and the accompanying notes of the Company as of, and for the year ended, December 31, 2021, as contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 1, 2022;

•
the separate consolidated financial statements and the accompanying notes of UPFC as of, and for the year ended, December 31, 2021, which are included elsewhere in this Current Report on Form 8-K

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

	Historical						Pro Forma Combined
	Vroom Inc. Six Months Ended June 30. 2022	UPFC One Month Ended January 31. 2022	Reclassifications [Note 3]		Transaction Accounting Adjustments [Note 4]		Six Months Ended June 30, 2022
Revenue:
Interest income	$-	$14,199	$(14,199)	(a)	$-		$-
Retail vehicle, net	1,048,910	-	-		-		1,048,910
Wholesale vehicle	222,885	-	-		-		222,885
Product, net	38,773	-	-		-		38,773
Finance	79,808	-	14,199	(a)	421	(1)	94,781
			353	(b)	-
Other	8,836	-	499	(c)	-		9,335
Total revenue	1,399,212	14,199	852		421		1,414,684
Cost of sales:
Interest expense	-	1,191	(743)	(d)	-		-
			(448)	(e)
Provision for finance receivables	-	5,133	(616)	(f)	(4,517)	(2)	-
Retail vehicle	1,015,412	-	-		-		1,015,412
Wholesale vehicle	227,571	-	-		-		227,571
Finance	6,126	-	616	(f)	-		7,485
			743	(d)
Other	2,106	-	-		-		2,106
Total cost of sales	1,251,215	6,324	(448)		(4,517)		1,252,574
Total gross profit	147,997	7,875	1,300		4,938		162,110
Noninterest expense	-	5,261	(5,115)	(g)	-		-
			(146)	(h)
Selling, general and administrative expenses	340,984	-	5,115	(g)	281	(3)	346,380
Depreciation and amortization	17,895	-	146	(h)	1,734	(4)	19,775
Impairment charges	205,110	-	-		-		205,110
Loss from operations	(415,992)	2,614	1,300		2,923		(409,155)
Interest expense	18,913	-	448	(e)	-		19,361
Interest income	(7,887)	-	-		-		(7,887)
Noninterest income	-	(852)	852	(b),(c)	-		-
Other loss (income), net	21,514	-	-		5,547	(2)	27,061
Loss before provision for income taxes	(448,532)	3,466	-		(2,624)		(447,690)
Provision for income taxes	(22,984)	-	-		23,550	(5)	566
Net loss	$(425,548)	$3,466	$-		$(26,174)		$(448,256)
Net loss per share attributable to common stockholders, basic and diluted	$(3.09)	$-	$-		$-		$(3.26)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	137,667,419	-	-		-		137,667,419

Unaudited Pro Forma Combined Statement of Operations

(in thousands, except per share amounts)

	Historical						Pro Forma Combined
	Vroom Inc. Twelve Months Ended December 31. 2021	UPFC Twelve Months Ended December 31. 2021	Reclassifications [Note 3]		Transaction Accounting Adjustments [Note 4]		Twelve Months Ended December 31, 2021
Revenue:
Interest income	$-	$162,423	$(162,423)	(a)	$-		$-
Retail vehicle, net	2,583,417	-	-		-		2,583,417
Wholesale vehicle	498,981	-	-		-		498,981
Product, net	88,824	-	-		-		88,824
Finance	-	-	162,423	(a)	5,125	(1)	170,940
		-	3,392	(b)	-
Other	13,033	-	1,591	(c)	-		14,624
Total revenue	3,184,255	162,423	4,983		5,125		3,356,786
Cost of sales:
Interest expense	-	15,127	(11,290)	(d)	-		-
			(3,837)	(e)
Provision for finance receivable losses	-	43,349	(5,727)	(f)	(37,622)	(2)	-
Retail vehicle	2,495,588	-	-		-		2,495,588
Wholesale vehicle	480,861	-	-		-		480,861
Finance	-	-	5,727	(f)	-		17,017
	-	-	11,290	(d)
Other	5,707	-	-		-		5,707
Total cost of sales	2,982,156	58,476	(3,837)		(37,622)		2,999,173
Total gross profit	202,099	103,947	8,820		42,747		357,613
Noninterest expense	-	58,020	(56,333)	(g)	-		-
			(1,687)	(h)
Selling, general and administrative expenses	547,823	-	56,333	(g)	4,068	(3)	608,224
Depreciation and amortization	12,891	-	1,687	(h)	20,807	(4)	35,385
Loss from operations	(358,615)	45,927	8,820		17,872		(285,996)
Interest expense	21,948		3,837	(e)	-		25,785
Interest income	(10,341)	-	-		-		(10,341)
Noninterest income	-	(4,983)	4,983	(b),(c)	-		-
Other loss (income), net	(65)	-	-		36,072	(2)	36,007
Loss before provision for income taxes	(370,157)	50,910	-		(18,200)		(337,447)
Provision for income taxes	754	12,445	-		(49,412)	(5)	(36,213)
Net loss	$(370,911)	$38,465	$-		$31,212		$(301,234)
Net loss per share attributable to common stockholders, basic and diluted	$(2.72)	$-	$-		$-		$(2.21)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	136,429,791	-	-		-		136,429,791

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to pro forma events that are directly attributable to the Acquisition. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses." The Company has elected not to present Management’s Adjustments; only Transaction Accounting Adjustments are presented in the unaudited pro forma condensed combined financial information.

The Acquisition was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) with the Company being the accounting acquirer. Under the acquisition method, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value. The Company used its best estimates and assumptions to assign fair values to the intangible assets acquired and liabilities assumed at the acquisition date using assumptions that the Company’s management believes are reasonable utilizing information currently available. The process for estimating the fair values of identifiable intangible assets and certain liabilities requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The goodwill as of the acquisition date is measured as the excess of purchase consideration paid over the fair value of net tangible and identifiable intangible assets acquired and liabilities assumed based on a preliminary allocation of the purchase price. The purchase price allocation is based on preliminary estimates, subject to final adjustments, and provided for informational purposes only.

The purchase accounting is subject to finalization of the Company’s analysis of the fair values of the assets and liabilities of UPFC as of the Acquisition. Accordingly, the purchase accounting in the unaudited pro forma condensed combined financial information is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

2. Preliminary Purchase Price Allocation

The estimated purchase consideration for the purpose of the unaudited pro forma condensed combined financial information is $315.4 million, which was paid in cash.

The following table summarizes allocation of the preliminary purchase price to assets acquired and liabilities assumed based on the preliminary valuation (in thousands):

June 30, 2022
Cash and cash equivalents	$5,294
Restricted cash	42,631
Finance receivables at fair value	296,927
Finance receivables, held for sale	263,393
Intangible assets	156,000
Goodwill	42,886
Other assets	25,934
Total assets acquired	$833,065
Warehouse credit facilities	(178,067)
Long term debt	(285,704)
Deferred tax liability	(23,855)
Other liabilities	(30,026)
Total liabilities assumed	$(517,652)
Net assets acquired	$315,413

The following table summarizes the identifiable intangible assets acquired, their estimated values, and their estimated weighted average useful life as of the Acquisition (in thousands):

	June 30, 2022	Useful Life
Purchased technology	$83,000	7
Customer relationships	66,000	8
Trade name	7,000	10
	$156,000

3. Reclassification Adjustments

With the information currently available, other than the changes described below with respect to the accounting for finance receivables, certain reclassifications and transaction accounting adjustments, the Company has determined that no other significant adjustments are necessary to conform UPFC’s financial statements to the accounting policies used by the Company in the preparation of the unaudited pro forma condensed combined financial information.

The Company has identified reclassification adjustments to align the presentation of the historical financial statements of UPFC to those of the Company based upon currently available information and assumptions management believes to be reasonable. The Company also revised the presentation of its historical income statements to disaggregate and present the legacy UPFC operations into its own revenue and cost of sales line items with the captions Finance revenue and Finance cost of sales.

The following reclassifications were made in the “Reclassifications” column of the unaudited pro forma condensed combined statements of operations to conform to the Company’s corresponding presentation:

(a)
“Interest income” of $14.2 million and $162.4 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, were reclassified to “Finance” revenue to conform to the presentation of the Company’s revenue.

(b)
“Noninterest income” of $0.4 million and $3.4 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, which primarily relate to gap and warranty insurance premiums related to policies that UACC sells to its existing dealership customers, were reclassified to “Finance” revenue to conform to the presentation of the Company’s revenue.

(c)
“Noninterest income” of $0.5 million and $1.6 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, which primarily relate to licensing fees, were reclassified to “Other” revenue to conform to the presentation of the Company’s revenue.

(d)
“Interest expense” of $0.7 million and $11.3 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, which primarily relate to interest on securitization debt of consolidated VIEs, were reclassified to “Finance” cost of sales to conform to the presentation of the Company’s cost of sales.

(e)
“Interest expense” of $0.4 million and $3.8 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, which primarily relate to interest on debt facilities, remained in “Interest expense” to conform to the presentation of the Company’s interest expense.

(f)
“Provision for finance receivable losses” of $0.6 million and $5.7 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, which primarily relate to collection expenses for servicing and recovery activities, were reclassified to "Finance” cost of sales to conform to the presentation of the Company’s cost of sales.

(g)
“Noninterest expense” of $5.1 million and $56.3 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, were reclassified to “Selling, general and administrative expenses” to confirm with the Company’s presentation.

(h)
“Noninterest expenses” of $0.1 million and $1.7 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, were reclassified to “Depreciation and amortization” to conform with the Company’s presentation of depreciation and amortization expense.

4. Transaction Accounting Adjustments

Accounting policy alignment:

Historically, UPFC’s finance receivables were classified as held-for-investment and reported at cost, net of unearned acquisition discounts and allowance for finance receivables losses, as well as deferred acquisition costs. Unearned acquisition discounts as well as deferred acquisition costs were recognized over the contractual life of the finance receivables using the interest method.

As of the Acquisition, the Company designated UPFC’s finance receivables, which are not currently securitized and eligible to be sold, as held-for-sale and account for them at the lower of cost or fair value. Under the held-for-sale model, deferred acquisition costs are capitalized and deferred until the sale of those finance receivables. For finance receivables that do not meet the held-for-sale criteria, which primarily consists of the finance receivables held in consolidated variable interest entities ("VIEs") related to historical securitization transactions, the Company elected the fair value option under ASC 825, Financial instruments (“ASC 825”). Under the fair value option, deferred acquisition costs are expensed in the period incurred. Changes in the fair value of the finance receivables are recorded in the consolidated income statement in the period of the fair value change.

Additionally, the Company elected the fair value option under ASC 825 for the securitized debt held in consolidated VIEs related to historical securitization transactions. To eliminate potential measurement differences between the finance receivables and securitized debt of consolidated VIEs, the Company decided to elect the measurement alternative, available for the primary beneficiary of a collateralized financing entity ("CFE") under ASC 810, Consolidation.

The changes in fair value of the finance receivables and securitized debt of the Company's CFEs are presented net in the Company’s consolidated income statement. Changes in fair value of the finance receivables and securitization debt of CFEs of $5.5 million was included in the unaudited pro forma condensed combined income statement for the six months ended June 30, 2022 and the Company assumed no changes in fair value of finance receivables and securitized debt in the unaudited pro forma condensed combined income statement for the year ended December 31, 2021. The Company performed a sensitivity analysis and determined that for every 5% increase in the fair value of the finance receivables, which is an approximate increase of $15.3 million in the fair value of the finance receivables, there would be offsetting increase in the fair value of securitized debt of $14.6 million, resulting in a net expense of $0.7 million.

The following pro forma adjustments were made in the “Transaction Accounting Adjustments” column of the unaudited pro forma condensed combined financial information:

1.
Deferred acquisition costs of $0.4 million and $5.1 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, that were amortized into “Interest income” were reversed and reclassified to “Finance” revenue to conform with the accounting guidance for finance receivables under the fair value option and held-for-sale accounting models.

2.
“Provision for finance receivable losses” of $4.5 million and $37.6 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, were reversed and “Other loss (income), net” of $5.5 million and $36.1 million for the six months ended June 30,

2022 and for the year ended December 31, 2021, respectively, were recognized to conform with the accounting guidance for finance receivables under the fair value option and held-for-sale accounting models. As discussed above, changes in fair value of the finance receivables and securitization debt of CFEs of $5.5 million were already included in the unaudited pro forma condensed combined income statement for the six months ended June 30, 2022 and the Company assumed no additional changes in fair value of the finance receivables and securitized debt in the unaudited pro forma condensed combined income statement for the year ended December 31, 2021.

3.
Deferred Acquisition costs of $0.3 million and $4.1 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, which were previously capitalized by UPFC were added back to “Selling, general and administrative expenses” to conform with the accounting guidance for finance receivables under the fair value option accounting model.

4.
Adjustment to reflect the incremental straight-line amortization of identifiable intangible assets acquired of:

•
Purchased technology – $1.0 million and $11.8 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively;

•
Customer relationships – $0.7 million and $8.3 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively; and

•
Trade name - $0.1 million and $0.7 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively.

5.
Adjustments to reflect the income tax effects of the pro forma adjustments at the state statutory rate of 6.11% of the combined company for the six months ended June 30, 2022 and for the year ended December 31, 2021. Additionally, the Company received a $39.0 million tax benefit for the year ended December 31, 2021 related to a release of the Company’s valuation allowance. The effective rates may change as the Company performs a complete tax analysis. This is a non-recurring item.